SECOND AMENDMENT OF LICENSE AGREEMENT

THIS SECOND AMENDMENT OF LICENSE AGREEMENT (the “Amendment”) is made as of the 31st day of December 2007 by and between: (1) KENNETH COLE PRODUCTIONS (LIC), INC., a Bahamas corporation with offices at Centreville House, Second Terrace West, PO Box SS-6229, Nassau, Bahamas (the “Licensor”) (together with its parent, and their subsidiaries, affiliates and principals, the “Licensor Group”) and (2) BERNARD CHAUS, INC., a New York corporation with offices at 530 Seventh Avenue, New York, New York 10018 (the “Licensee”) (together with its parent, and their subsidiaries, affiliates and principals, the “Licensee Group”).

WITNESSETH:

WHEREAS, Licensor and Licensee entered into a certain license agreement dated as of June 6, 2005 for the manufacture and distribution at wholesale of Women’s Sportswear in the United States (the “License Agreement”);

WHEREAS, Licensor and Licensee subsequently amended the License Agreement by a First Amendment executed on or about September 28, 2007 (the “First Amendment”) (collectively the License Agreement and the First Amendment, the “Amended License Agreement”); and

WHEREAS, Paragraph 3 of the First Amendment added a new Paragraph 1.1(f) to the License Agreement provided terms pursuant to which Licensor might grant to Licensee, during the Term, an exclusive license in the Territory to manufacture and distribute Cream Label Products, as such term is defined in the First Amendment;

WHEREAS, the First Amendment contemplated that Licensee would submit to Licensor for approval a Business Plan (as defined therein) for sale of Cream Label Products;

WHEREAS, the parties have determined to proceed with the sale of Cream Label Products without a Business Plan;

WHEREAS, Licensor and Licensee wish to amend the License Agreement to permit Licensee to manufacture and distribute at wholesale Women’s Sportswear bearing the mark KENNETH COLE NEW YORK and a Cream Label; and

WHEREAS, Licensor and Licensee wish to clarify that the aggregate sales of and royalties paid on Cream Label Products will count towards satisfying the Guaranteed Net Sales and Guaranteed Minimum Royalties requirements that currently apply only to the sale of Articles bearing the KENNETH COLE REACTION Mark.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee hereby agree as follows:

1. The term of this Letter Agreement shall commence on January 1, 2008.

2. The sentence in Paragraph 1.1(a)(ii) that begins “The marks licensed by Paragraphs 1.1(a)(i). . .” is deleted in its entirety.

3. Paragraph 1.1(f) of the License Agreement is deleted in its entirety. A new Paragraph 1.1(a)(iii) is added to the License Agreement as follows:

Licensor hereby grants to Licensee, during the Term (as such term is defined in Paragraph 2.1), an exclusive license in the Territory to manufacture and distribute at wholesale Products (as defined in Paragraph 1.1(a)(i)) bearing the mark KENNETH COLE NEW YORK and a label with black lettering on a soft white background in the form attached to the First Amendment as Exhibit 5 (the “Cream Label”), which may be amended from time to time by Licensor. Products bearing the mark KENNETH COLE NEW YORK with a Cream Label shall be referred to as “Cream Label Products.” The marks licensed by Paragraphs 1.1(a)(i), 1.1(a)(ii), and 1.1(a)(iii) shall be collectively referred to as the “Licensed Marks” or “Brands.” Notwithstanding anything in this Agreement to the contrary, it is expressly acknowledged by Licensee that this Agreement confers no licenses or other rights with respect to Products bearing any other form of the KENNETH COLE NEW YORK Mark, including but not limited to a label with white lettering on a black background in the form attached to the First Amendment as Exhibit 6 (the “Black Label”), which may be amended from time to time by Licensor, the rights to which are expressly reserved by Licensor.

4. It is acknowledged, for the sake of clarity, that the exclusive rights that are conferred by Paragraph 1.1(a)(iii) of the License Agreement are coterminous with those granted to the Licensee under the KENNETH COLE REACTION mark and will, for example, be subject to the same Reserved Channels of distribution and the same limitations on exclusivity set forth throughout the License Agreement.

5. Paragraphs 7.1 and 7.2 (as amended) remain as in the License Agreement, except that the following changes are made:

(i)	After each instance of KENNETH COLE REACTION appearing in the tabular data in Paragraphs 7.1 and 7.2, the following language is added: “and/or Cream Label Products”;
(ii)	Each reference to “the KENNETH COLE REACTION Mark and/or Cream Label Products” shall mean such Mark and Products determined in the aggregate;
(iii)	The single instance of the singular “Brand” in Paragraph 7.1 is replaced with the plural “Brands”; and
(iv)

The phrase in Paragraph 7.2 that reads “Articles under the KENNETH COLE REACTION Mark in the Renewal Term” is deleted and replaced with the following: “Articles under the KENNETH COLE REACTION and/or Cream Label Products in the Renewal Term.”

6. This Amendment incorporates all the prior agreements and understandings of the parties hereto, all of which are deemed merged herein. This Amendment shall be binding on and inure to the benefit of the parties and their respective successors and, except as is restricted under the terms and conditions of the License, their assigns.

7. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. If this Amendment is executed in counterparts, no signatory hereto shall be bound until all parties named below have duly executed or caused to be duly executed a counterpart of this Amendment.

8. Except as expressly modified or amended herein, all of the terms, conditions, covenants and agreements of the License Agreement are hereby ratified and confirmed and the same shall remain in full force and effect. All defined words used in this Amendment shall have the meanings ascribed to such words in the License Agreement unless otherwise defined herein.

IN WITNESS WHEREOF, the parties have executed this Amendment on the date first written above.

KENNETH COLE PRODUCTIONS (LIC), INC.
By:	/s/ Ilaria Puccini
Name:	Ilaria Puccini
Its:	Director
Dated:

BERNARD CHAUS, INC.
By:
Name:
Its:
Dated:

IN WITNESS WHEREOF, the parties have executed this Amendment on the date first written above.

KENNETH COLE PRODUCTIONS (LIC), INC.
By:
Name:
Its:
Dated:

BERNARD CHAUS, INC.
By:	/s/ Josephine Chaus
Name:	Josephine Chaus
Its:
Dated:	Jan. 7, 2008